UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2011

ZYTO CORP

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54170 (Commission File Number)	20-5534033 (IRS Employer Identification Number)

387 South 520 West, Suite 200 Lindon, UT 84042

801-224-7199 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

Annual Shareholder Meeting – Voting Results

On December 6, 2011, ZYTO Corp, a Delaware corporation (the “Company” or “ZYTO”), held its 2011 Annual Meeting of Shareholders (the “Meeting”) at the offices of the Company in Lindon, Utah.  The following matters were voted on at the Meeting:

(1)  To elect two Class III directors of the Company to hold office for a term of three years and until their successors are elected and shall qualify;

(2)  To ratify the Audit Committee’s selection of Hansen Barnett & Maxwell, P.C. as the Independent Registered Public Accounting Firm and Auditor of the Company for the year ending December 31, 2011;

(3)  To approve and adopt the Company’s 2011 Equity Incentive Plan; and

(4)  To amend the Company’s Certificate of Incorporation to increase the authorized capital stock of the Company to include 200,000,000 shares of common stock.

Set forth below are the voting results for each proposal submitted to a vote of the shareholders at the Meeting.  For more information on the above-listed proposals, see the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on October 26, 2011.

The voting totals were as follows:

1.           Election of Class III Directors:

Name of Director	Shares voted FOR	Shares voted AGAINST	Shares ABSTAINING	Shares WITHHELD
Sherman B. Hawkes	19,254,735	0	0	69,265
Matthew DeVries	19,255,700	0	0	68,300

2.           To ratify the Audit Committee’s selection of Hansen Barnett & Maxwell, P.C. as the Independent Registered Public Accounting Firm and Auditor of the Company for the year ending December 31, 2011:

Shares voted FOR	Shares voted AGAINST	Shares ABSTAINING
26,016,493	1,210,550	340,318

3.           To approve and adopt the Company’s 2011 Equity Incentive Plan:

Shares voted FOR	Shares voted AGAINST	Shares ABSTAINING
17,846,225	645,975	831,800

4.           To amend the Company’s Certificate of Incorporation to increase the authorized capital stock of the Company to include 200,000,000 shares of common stock:

Shares voted FOR	Shares voted AGAINST	Shares ABSTAINING
24,451,986	2,163,575	951,800

Item 5.02                      Departure of Directors of Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

Election of New Directors

At the Company’s Annual Meeting discussed above, two new Class III directors, Sherman B. Hawkes and Matthew
DeVries, were elected to serve and to hold office for a term of three years and until their successors are elected and shall qualify.  Biographical information for Messrs Hawkes and DeVries is as follows:

Sherman Hawkes, age 64, has served as the CEO and President of Hawkes & Company, LLC since May 2008.    Prior to Hawkes & Company, LLC, Mr. Hawkes spent three years serving as Vice President of Business Development for Borrego Springs Bank and US Bank.  He has over 25 years of management and consulting experience with numerous financial and real estate institutions across the United States.   He has served on the US Bank of Utah Management Board; has served as CEO and Chairman of the Board of Clarus Corporation; and has served with the Special Panel of Trustees, Examiners and Receivers of the US Federal Bankruptcy Court, the Board of Directors of the CCIM of Utah, the Institute of Real Estate Management Executive Committee of Utah, and the Advisory Board of Directors of Century 21 National Corporation.

Mr. Hawkes has helped take over several troubled companies, and has reorganized them, paid off creditors in full, and continued the operation of the companies until they were sold to benefit the investors and stockholders.

While working with US Bank NA, Mr. Hawkes was charged with implementing training, marketing and management of the Small Business (SBA) Development Division covering all branch offices and business development officers in a 5-western-state area.  He raised US Bank from 14th position to 2nd in Utah while working on political action committees contributing to pass key federal small business legislation for the SBA 504 and 7a lending programs, coordinating with US House of Representatives and Senate Small Business and Finance Committees.

Mr. Hawkes is a graduate of Dixie State College in St. George Utah.  He holds a Degree in Marketing and Business Management from Brigham Young University in Provo, Utah, and a CPM from the Institute of Real Estate Management in Chicago Illinois.

Matthew DeVries, age 49, has served as the Chief Financial Officer of Vu1 Corporation (OTC:BB VUOC) since October, 2006. Vu1 Corporation is a New York based manufacturer and distributor of Electron Stimulated Luminescence™ light bulbs.  In addition, Mr. DeVries has been an independent financial consultant since 2001, providing numerous public corporations and their board of directors financial and accounting guidance related to fundraising, acquisitions, divestitures, complex transactions and public company reporting in his consulting practice.

Departure of Directors

In connection with the election of Messrs. Hawkes and DeVries at the Meeting, the two previous Class III Directors, Beverly Clark and Glen Miner, were not nominated to serve as Directors of the Company, and as such have ended their service.

The Board of Directors and Management of the Company express their sincere gratitude to Ms. Clark and Mr. Miner for their service and devotion to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ZYTO Corp

Date: December 12, 2011	By: /s/ Vaughn R Cook
Name: Vaughn R Cook
Title: Chief Executive Officer